                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                             SCHEDULE 14 INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement       [_]Confidential, for Use of the
                                          Commission Only (as permitted by Rule
                                          14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           AMERICAN TOWER CORPORATION
             -------------------------------------------------------
              (Name of Registrant as Specified In Its Certificate)

   ---------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

     ---------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:
     ---------------------------------------------------------------------------

                       [LOGO] American Tower Corporation

                                          April 2, 2002

Dear Stockholder:

    It is a pleasure to invite you to our 2002 Annual Meeting in Atlanta, Georgia on Thursday, May 16, 2002 at 2:30 p.m., local time, at the Sheraton Gateway Hotel Atlanta Airport, London Room, 1900 Sullivan Road, Atlanta, Georgia 30337. We have included the official notice of meeting, proxy statement and form of proxy with this letter. The proxy statement describes in detail the matters listed in the notice of meeting.

    The vote of every stockholder is important. Therefore, I urge you to sign and date the enclosed proxy card and promptly return it in the enclosed envelope so that your shares will be represented at the meeting. Alternatively, you may also vote your shares over the Internet. Please refer to the enclosed proxy card for detailed instructions. You may withdraw your proxy and vote in person at the meeting if you wish to do so.

    Your Board of Directors and management look forward to greeting those of you who are able to attend.

                                          Sincerely,


                                          /s/ Steven Dodge
                                          Steven B. Dodge
                                          Chairman of the Board and
                                          Chief Executive Officer

                          AMERICAN TOWER CORPORATION
                             116 HUNTINGTON AVENUE
                          BOSTON, MASSACHUSETTS 02116

                               -----------------

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 16, 2002

                               -----------------

To the Stockholders:

   The 2002 Annual Meeting of Stockholders of American Tower Corporation, a Delaware corporation, will be held at the Sheraton Gateway Hotel Atlanta Airport, London Room, 1900 Sullivan Road, Atlanta, Georgia 30337 on Thursday, May 16, 2002 at 2:30 p.m., local time, to consider and act upon the following matters:

    1. To elect seven directors, including two Class A directors to be elected by the holders of Class A Common Stock voting separately as a class, for the ensuing year or until their successors are elected and qualified;

    2. To ratify the selection by the Board of Directors of Deloitte & Touche LLP as our independent auditors for 2002; and

    3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

   Stockholders of record at the close of business on March 25, 2002 are entitled to notice of, and to vote at, the Annual Meeting. Our stock transfer books will remain open for the transfer of our Common Stock. For a period of ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available at our principal executive offices for inspection by any stockholder of record for any purpose germane to the Annual Meeting.

                                          By order of the Board of Directors,


                                          /s/ W. Robert Kellegrew, Jr.
                                          W. Robert Kellegrew, Jr.
                                          Secretary

Boston, Massachusetts
April 2, 2002


  ---------------------------------------------------------------------------
    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE
    COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION
    OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES. ALTERNATIVELY, PLEASE
    VOTE OVER THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

  ---------------------------------------------------------------------------

                          AMERICAN TOWER CORPORATION
                             116 HUNTINGTON AVENUE
                          BOSTON, MASSACHUSETTS 02116

                               -----------------

                                PROXY STATEMENT
                  FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 16, 2002

                               -----------------

                              GENERAL INFORMATION

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Tower Corporation, a Delaware corporation, for use at the 2002 Annual Meeting of Stockholders to be held on May 16, 2002 or at any adjournment or postponement thereof.

   We are mailing our Annual Report to Stockholders for the fiscal year ended December 31, 2001 to stockholders with the mailing of this Proxy Statement on or about April 8, 2002. Our Annual Report to Stockholders includes a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 as filed with the SEC, except for exhibits.

RECORD DATE, VOTING RIGHTS AND OUTSTANDING SHARES

   The Board of Directors has fixed March 25, 2002 as the record date for determining holders of our Common Stock who are entitled to vote at the Annual Meeting.

   We have three classes of Common Stock issued and outstanding: Class A Common Stock, $.01 par value per share, Class B Common Stock, $.01 par value per share, and Class C Common Stock, $.01 par value per share. We refer to our Class A Common Stock, our Class B Common Stock and our Class C Common Stock collectively as our Common Stock.

   With respect to the matters submitted for vote at the Annual Meeting, each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes. Our Class C Common Stock is not entitled to vote on the matters submitted for vote at the Annual Meeting.

   Except with respect to the election of two of the directors, our Class A Common Stock and Class B Common Stock will vote as a single class in regards to the matters submitted at the Annual Meeting. With respect to the election of directors, the holders of Class A Common Stock are entitled by class vote, exclusive of all other stockholders, to elect two Class A directors, whom we refer to as the Class A Directors. On March 25, 2002, there were outstanding and entitled to vote 185,018,963 shares of Class A Common Stock and 8,001,769 shares of Class B Common Stock.

   The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the votes represented by the Class A Common Stock and the Class B Common Stock issued and outstanding on March 25, 2002 will constitute a quorum for the transaction of business. For the separate vote of the Class A Common Stock, a quorum will be the presence in person or by proxy of the holders of a majority of the votes represented by the Class A Common Stock. We will count votes withheld, abstentions and broker non-votes for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

   Stockholders who do not attend the Annual Meeting in person may submit proxies by mail or over the Internet. Proxies in the enclosed form and proxies properly submitted over the Internet, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. If no instructions are indicated, the shares represented by the proxy will be voted:

  .   FOR the election of the Director nominees named herein;

  . FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the current fiscal year; and

  . In accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting or any adjournments thereof.

   We will not count shares which abstain from voting on a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote the shares as to a particular matter ("broker non-votes"), as votes in favor of such matter. We will also not count them as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting on the matters to be voted on at the Annual Meeting that require the affirmative vote of a certain percentage or a plurality of the votes cast on a matter.

   You may vote by any one of the following means:

  .   by mail;

  .   over the Internet; or

  .   in person, at the Annual Meeting.

   To vote by mail, sign, date and complete the enclosed proxy card and return it in the enclosed self-addressed envelope. No postage is necessary if the proxy card is mailed in the United States. Instructions for voting over the Internet can be found on your proxy card. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your shares.

REVOCABILITY OF PROXIES

   Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. You may revoke the proxy by filing an instrument of revocation or a duly executed proxy bearing a later date with our Secretary, at our principal executive offices, 116 Huntington Avenue, Boston, Massachusetts 02116. You may revoke a proxy submitted over the Internet and submit a new proxy in its place in accordance with the instructions set forth on the Internet voting website. You may also revoke a proxy by attending the Annual Meeting and voting in person. If not revoked, we will vote the proxy at the Annual Meeting in accordance with your instructions indicated on the proxy card or, if submitted over the Internet, as indicated on the submission.

SOLICITATION

   We will bear all costs of solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy and personal interviews. We will request brokers, banks, custodians and other fiduciaries to forward proxy soliciting material to the beneficial owners of stock they hold of record. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of the proxy materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following sets forth certain information known to us as of March 1, 2002 with respect to the shares of Common Stock that are beneficially owned as of such date by:

  .   each director;

  . the Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers on December 31, 2001, whom we refer to collectively as the Named Executive Officers;

  .   all directors and executive officers as a group; and

  . each person known by us to beneficially own more than 5% of our outstanding Common Stock.

   We determined the number of shares of Common Stock beneficially owned by each person under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity had the right to acquire within sixty days of March 1, 2002 through the exercise of an option, conversion feature or similar right. We refer to these options as Presently Exercisable Options. All percentages are based on the shares of Common Stock outstanding as of March 1, 2002. Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as owned by that holder.

                                                                                     PERCENT OF  PERCENT OF
                                                    NUMBER OF  PERCENT OF PERCENT OF   COMMON   TOTAL VOTING
NAME AND ADDRESS OF BENEFICIAL OWNER                 SHARES     CLASS A    CLASS B     STOCK       POWER
------------------------------------                ---------- ---------- ---------- ---------- ------------
DIRECTORS AND NAMED EXECUTIVE OFFICERS
Steven B. Dodge (1)................................  9,171,403       *      77.74%      4.63%      27.85%
Thomas H. Stoner (2)...............................  1,021,348       *      11.70%         *        3.56%
Alan L. Box (3)....................................  1,198,521       *         --          *           *
Arnold L. Chavkin (4)..............................  6,055,031    2.05%        --       3.10%       1.43%
James S. Eisenstein (5)............................    566,591       *       1.53%         *           *
David W. Garrison (6)..............................     42,500       *         --          *           *
J. Michael Gearon, Jr. (7).........................  3,017,259    1.63%        --       1.54%       1.14%
Fred R. Lummis (8).................................  1,206,748       *         --          *           *
Steven J. Moskowitz (9)............................    232,500       *         --          *           *
Pamela D. A. Reeve (10)............................     25,000       *         --          *           *
Bradley E. Singer (11).............................     65,000       *         --          *           *
Douglas C. Wiest (12)..............................    325,807       *         --          *           *
Maggie Wilderotter (13)............................     60,000       *         --          *           *
All executive officers and directors as a group (17
  persons) (14).................................... 23,886,840    6.58%     88.21%     11.85%      35.58%
FIVE PERCENT STOCKHOLDERS
Massachusetts Financial Services Company (15)...... 22,371,469   12.09%        --      11.46%       8.44%
SPO Partners & Co. (16)............................  9,931,300    5.37%        --       5.09%       3.75%
FMR Corp. (17)..................................... 26,988,834   14.59%        --      13.82%      10.18%
J.P. Morgan Chase & Co. (18)....................... 11,251,307    6.08%        --       5.76%       4.25%

--------
  * Less than 1%.

 (1) Mr. Dodge's address is 116 Huntington Avenue, Boston, Massachusetts 02116. Includes 710,030 shares of Class A Common Stock and 924,864 shares of Class B Common Stock owned by Mr. Dodge, an aggregate of 26,727 shares of Class A Common Stock and 33,915 shares of Class B Common Stock owned by three trusts for the benefit of Mr. Dodge's children, 4,790,000 shares of Class B Common Stock owned by a limited liability company, of which Mr. Dodge is the sole member, 5,000 shares of Class A Common Stock owned by Mr. Dodge's wife, and 5,000 shares of Class B Common Stock owned by a charitable foundation of which Mr. and Mrs. Dodge are trustees. Mr. Dodge's wife and a third party serve as co-trustees for the three trusts. Mr. Dodge disclaims beneficial ownership of all shares owned by the trusts, the charitable foundation and his wife. Includes Presently Exercisable Options to purchase an aggregate of 2,095,867 shares of Class B Common Stock and 580,000 shares of Class A Common Stock.

 (2) Mr. Stoner's address is 116 Huntington Avenue, Boston, Massachusetts 02116. Includes 31,311 shares of Class B Common Stock owned by his wife, an aggregate of 829,559 shares of Class B Common Stock owned by certain trusts, and 74,939 shares of Class B Common Stock and 10,000 shares of Class A Common Stock owned by a charitable foundation of which Mr. Stoner serves as an officer. Mr. Stoner disclaims beneficial ownership of the shares owned by the charitable foundation. Includes Presently Exercisable Options to purchase an aggregate of 75,539 shares of Class A Common Stock.

 (3) Includes 644,858 shares of Class A Common Stock owned by Mr. Box, 2,635 shares of Class A Common Stock owned by Mr. Box's minor child and Presently Exercisable Options to purchase an aggregate of 551,028 shares of Class A Common Stock.

 (4) Mr. Chavkin is as an Executive Partner of J.P. Morgan Partners, LLC ("JPMP"), which is the management company for the private equity division of J.P. Morgan Chase & Co. He is also an Executive Vice President of JPMP Capital Corp., the sole general partner of the general partner of J.P. Morgan Partners (BHCA), L.P. ("BHCA") and the sole managing member of J.P. Morgan Partners (23A SBIC), LLC ("JPSBIC"). Includes 121,719 shares of Class A Common Stock and 2,267,813 shares of Class C Common Stock owned by BHCA and 3,584,960 shares of Class A Common Stock owned by JPSBIC. Mr. Chavkin disclaims beneficial ownership of those shares. Includes Presently Exercisable Options to purchase an aggregate of 80,539 shares of Class A Common Stock. The address of JPMP, BHCA and JPSBIC is 1221 Avenue of the Americas, New York, New York 10020.

 (5) Includes Presently Exercisable Options to purchase an aggregate of 442,280 shares of Class A Common Stock and Presently Exercisable Options to purchase an aggregate of 124,311 shares of Class B Common Stock.

 (6) Includes Presently Exercisable Options to purchase an aggregate of 32,500 shares of Class A Common Stock.

 (7) Includes 727,443 shares of Class A Common Stock owned directly by Mr. Gearon and an aggregate of 1,952,255 shares of Class A Common Stock owned by limited partnerships that Mr. Gearon controls. Does not include 520,799 shares of Class A Common Stock held by a trust for the benefit of Mr. Gearon's children, of which J. Michael Gearon, Sr. is the trustee. Mr. Gearon disclaims beneficial ownership in all shares owned by the trust. Includes Presently Exercisable Options to purchase an aggregate of 337,561 shares of Class A Common Stock. Mr. Gearon has pledged shares of Class A Common Stock to secure a note to us. Mr. Gearon also beneficially owns shares of our subsidiary ATC Mexico Holding Corp. See "Certain Relationships and Related Transactions" under "Election of Directors" below.

 (8) Includes 69,105 shares of Class A Common Stock owned by Mr. Lummis, an aggregate of 256,252 shares of Class A Common Stock owned by trusts of which he is trustee, and 324,349 shares of Class A Common Stock owned by Summit Capital, Inc., an affiliate of Mr. Lummis by reason of Mr. Lummis's 50% ownership of its common stock. Mr. Lummis disclaims beneficial ownership of all shares owned by the trusts and Summit Capital, except to the extent of his pecuniary interest therein. Includes Presently Exercisable Options to purchase an aggregate of 557,042 shares of Class A Common Stock.

 (9) Includes Presently Exercisable Options to purchase an aggregate of 229,500 shares of Class A Common Stock.

(10) Ms. Reeve was elected a director in March 2002. She was granted a Presently Exercisable Option to purchase an aggregate of 25,000 shares of Class A Common Stock.

(11) Includes Presently Exercisable Options to purchase an aggregate of 60,000 shares of Class A Common Stock.

(12) Includes Presently Exercisable Options to purchase an aggregate of 322,251 shares of Class A Common Stock.

(13) Includes Presently Exercisable Options to purchase an aggregate of 60,000 shares of Class A Common Stock.

(14) Includes Presently Exercisable Options to purchase an aggregate of 3,954,320 shares of Class A Common Stock and Presently Exercisable Options to purchase an aggregate of 2,412,107 shares of Class B Common Stock.

(15) The address of Massachusetts Financial Services Company ("MFS") is 500 Boylston Street, Boston, Massachusetts 02116. Based on MFS's Schedule 13G dated February 11, 2002, MFS has sole voting power over 22,956,281 shares of Class A Common Stock, and sole dispositive power over 24,041,746 shares of Class A Common Stock. The shares over which MFS has voting and dispositive power includes an aggregate of 106,924 shares of Class A Common Stock that MFS may acquire through the conversion of convertible notes.

(16) The address of SPO Partners & Co. ("SPO") is 591 Redwood Highway, Suite 3215, Mill Valley, California 94941. Based on SPO's Schedule 13G dated February 14, 2002, certain affiliates and partners of SPO have, in the aggregate, voting and dispositive power over 9,931,300 shares of Class A Common Stock.

(17) The address of FMR Corp. ("FMR") is 82 Devonshire Street, Boston, Massachusetts 02109. Based on FMR's Schedule 13G dated January 10, 2002, FMR has sole voting power over 1,745,571 shares of Class A Common Stock, and FMR, Edward C. Johnson 3rd and Abigail P. Johnson have dispositive power over 26,988,834 shares of Class A Common Stock. FMR's Schedule 13G also indicates that certain subsidiaries and affiliates of FMR are considered beneficial owners of such shares as follows: Fidelity Management & Research Company ("Fidelity Research "), a wholly-owned subsidiary of FMR, is the beneficial owner of 25,021,655 shares of Class A Common Stock; Fidelity Management Trust Company ("Fidelity Trust"), a wholly-owned subsidiary of FMR, is the beneficial owner of 1,049,043 shares of Class A Common Stock; Strategic Advisors, Inc., a wholly-owned subsidiary of FMR is the beneficial owner of 1,000 shares of Class A Common Stock; and Fidelity International Limited ("Fidelity International") is the beneficial owner of 917,136 shares of Class A Common Stock. The shares beneficially owned by Fidelity Research, Fidelity Trust and Fidelity International include shares of Class A Common Stock which such entities may acquire through the conversion of convertible notes.

(18) The address of J.P. Morgan Chase & Co. ("JPMC") is 270 Park Ave, New York, NY 10017. Based on JPMC's Schedule 13G filed on February 14, 2002, JPMC has sole voting power over 9,322,779 shares of Class A Common Stock, sole dispositive power over 11,135,607 shares of Class A Common Stock and shared dispositive power over 115,700 shares of Class A Common Stock.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   The Board of Directors currently consists of nine directors. Messrs. Thomas
H. Stoner and David W. Garrison have indicated that they will be retiring from the Board of Directors at the expiration of their current terms. The Board of Directors has voted to decrease its size to seven directors effective upon the election of directors at this year's Annual Meeting, and has nominated for election as directors at the Annual Meeting seven of the incumbent directors, as listed below. Persons elected at the meeting will hold office until the 2003 Annual Meeting or until their successors are elected and qualified, subject to earlier retirement, resignation or removal. If any of the nominees become unavailable to serve, we will vote the shares represented by proxies for the election of such other person as the Board of Directors may recommend. Unless otherwise instructed, we will vote all proxies we receive FOR the nominees listed below.

REQUIRED VOTE

   Except for the election of the Class A Directors, the election of directors requires a plurality of the votes properly cast by or on behalf of the holders of Class A Common Stock and Class B Common Stock at the Annual Meeting, voting as a single class. The election of the Class A Directors requires votes properly cast by or on behalf of the holders of a plurality of Class A Common Stock at the Annual Meeting, voting as a separate class.

   Mr. Lummis and Ms. Wilderotter have been nominated as the Class A Directors.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW TO SERVE AS OUR DIRECTORS UNTIL THE NEXT ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

   Set forth below are the name and age of each director, his or her principal occupation and business experience during the past five years and the names of other publicly traded companies of which he or she serves as a director as of January 31, 2002.

NOMINEE             PRINCIPAL OCCUPATIONS AND BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
-------         --------------------------------------------------------------------------------
Steven B. Dodge Mr. Dodge has served as our Chairman of the Board and Chief Executive Officer
Age 56          since our organization. He also served as President until September 2001. Mr.
                Dodge has been a member of the Executive Committee since November 1997.
                Mr. Dodge was the Chairman of the Board of Directors, President and Chief
                Executive Officer of American Radio from its founding in November 1993 until our separation from American Radio Systems in June 1998. We refer to this as the ATC Separation. In 1988, Mr. Dodge founded Atlantic Radio, one of the predecessor entities of American Radio. Mr. Dodge currently serves as a director of Citizens Financial Group, Inc., Nextel Partners, Inc., and Sothebys
                Holdings, Inc.

Alan L. Box     Mr. Box has been a director since our organization. From March 1998 to January
Age 50          2002 he served as an Executive Vice President responsible for our satellite and fiber network access services business. Mr. Box served as our Chief Operating
                Officer from June 1997 to March 1998. Mr. Box was an Executive Vice
                President and a director of American Radio from April 1997, when EZ
                Communications merged into American Radio, until the ATC Separation. Prior to April 1997, Mr. Box had been the Chief Executive Officer of EZ
                Communications, a company he joined in 1974.

NOMINEE                    PRINCIPAL OCCUPATIONS AND BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
-------                ---------------------------------------------------------------------------------
Arnold L. Chavkin      Mr. Chavkin has been a director and member of the Executive Committee and
Age 50                 the Compensation Committee since November 1997. Mr. Chavkin is currently also a member of the Audit Committee. Mr. Chavkin served on the Audit
                       Committee from the ATC Separation until May 2000, and was reappointed in
                       March 2001. Mr. Chavkin is an Executive Partner of JPMP, the investment adviser to BHCA and JPSBIC, stockholders of ours. He is also an Executive
                       Vice President of JPMP Capital Corp., a subsidiary of JPMC, which is the general partner of the general partner of BHCA. In addition, Mr. Chavkin has been the President of Chemical Investments, Inc. since 1991. Mr. Chavkin serves as a director of Better Minerals & Aggregates Co., Carolina Broadband, Carrizo
                       Oil & Gas Inc., Crown Media Holdings, Inc., Encore Acquisition Partners,
                       HDFC Bank, and Triton PCS Holdings Inc.

J. Michael Gearon, Jr. Mr. Gearon is one of our Vice Chairmen and President of American Tower
Age 37                 International, and has been a director since our acquisition of Gearon
                       Communications in January 1998. From January 1998 until January 2002,
                       Mr. Gearon served as an Executive Vice President. Prior to joining us,
                       Mr. Gearon had been the founder and Chief Executive Officer of Gearon
                       Communications since September 1991.

Fred R. Lummis         Mr. Lummis has been a director and member of the Audit Committee since our
Age 48                 merger with American Tower Corporation ("Old ATC"), an unaffiliated company, in June 1998. Mr. Lummis was the Chairman, Chief Executive Officer
                       and President of Old ATC from September 1994 through June 1998. From June
                       1998 until early 2000, Mr. Lummis also served as the Chairman, President and
                       Chief Executive Officer of Advantage Outdoor Company, L.P. Mr. Lummis has
                       been the President of Summit Capital, Inc., a private investment firm and a substantial stockholder of Old ATC, since June 1990. He serves as a director of
                       Southwest Bancorporation of Texas and several private companies.

Pamela D. A. Reeve     Ms. Reeve became a director in March 2002. Ms. Reeve is the President and
Age 52                 Chief Executive Officer and a director of Lightbridge, Inc., a global provider of mobile business solutions, offering products and services for the wireless telecommunication industry. Prior to joining Lightbridge in 1989, Ms. Reeve spent eleven years as a consultant and in a series of executive positions at the
                       Boston Consulting Group, Inc. Ms. Reeve serves as a director of NMS
                       Communications Corp.

Maggie Wilderotter     Ms. Wilderotter has been a director since August 1998. Ms. Wilderotter has been
Age 47                 a member of the Audit Committee since March 2001 and a member of the
                       Compensation Committee since November 1998. Ms. Wilderotter is the President and Chief Executive Officer and a director of Wink Communications, Inc., a provider of television-based interactive electronic-commerce services. Before joining Wink in 1997, Ms. Wilderotter was the Executive Vice President of
                       National Operations for AT&T Wireless Services, Inc., and Chief Executive
                       Officer of AT&T's Aviation Communications Division. Ms. Wilderotter has also served as Senior Vice President of McCaw Cellular Communications, Inc. and
                       Regional President of its California, Arizona, New Mexico, Nevada and Hawaii
                       Region. Ms. Wilderotter serves as a director of Airborne Express, Inc., Electric
                       Lightwave, Inc., Gaylord Entertainment Company, and The McClatchy
                       Corporation.

BOARD AND COMMITTEE MEETINGS

   During the fiscal year ended December 31, 2001, our Board of Directors held four regular meetings and took actions by written consent. Each of the current directors who was then in office attended at least 75% of the aggregate number of meetings of our Board and all of its committees on which that director served. The Board committees consist of an Audit Committee, a Compensation Committee and an Executive Committee. During the fiscal year ended December 31, 2001, the Compensation Committee held one meeting, the Executive Committee held one meeting and the Audit Committee held six meetings. We do not have a nominating committee.

   Executive Committee. Our Executive Committee currently consists of Messrs. Stoner (Chairman), Dodge and Chavkin. Mr. Stoner is not standing for reelection as a director and our Board has not determined who, if anyone, will take his place on the Executive Committee after the Annual Meeting. Between meetings of our Board of Directors, our Executive Committee exercises all the powers of the Board in the management and direction of our business, except as provided otherwise by law, resolutions of the Board of Directors or our Restated Certificate of Incorporation or By-laws.

   Compensation Committee. Our Compensation Committee currently consists of Messrs. Stoner (Chairman) and Chavkin and Ms. Wilderotter. Mr. Stoner is not standing for reelection as a director and our Board has not determined who will take his place on the Compensation Committee after the Annual Meeting. Our Compensation Committee provides recommendations to the Board regarding compensation strategy and programs and administers our stock option plan, including the grant of stock options thereunder. It is also responsible for establishing and modifying the compensation, including incentive compensation, of all corporate officers, recommending adoptions of, and amendments to, all stock option and other employee benefit plans and arrangements, terms of any employment agreements and arrangements with, and the engagement and termination of, all corporate executive officers.

   Audit Committee. Our Audit Committee currently consists of Messrs. Lummis (Chairman) and Chavkin and Ms. Wilderotter. It assists the Board in fulfilling its responsibility to oversee management's conduct of our financial reporting process. This includes the selection of our independent auditors and the review of the financial reports and other financial information we provide to any governmental or regulatory body, the public or other users, our systems of internal accounting and financial controls, and the annual independent audit of our financial statements.

   New audit committee rules of the New York Stock Exchange became effective on June 14, 2001. These rules require listed companies to have an audit committee composed of a minimum of three members who meet specified standards for independence and financial background. In re-appointing Mr. Chavkin to the Audit Committee, our Board determined that Mr. Chavkin's position as an Executive Partner of JPMP, which is an affiliate of BHCA and JPSBIC, stockholders of ours, and The JPMorgan Chase Bank ("Chase Bank"), a lender under our credit facilities, does not interfere with the exercise of his independent judgment.

                            AUDIT COMMITTEE REPORT

   The Audit Committee of the Company's Board of Directors is composed of three members and acts under a written charter first adopted and approved in May 2000, amended in March 2001, and reapproved in March 2002. The members of the Audit Committee are independent directors, as defined by the charter and the rules of the New York Stock Exchange. The Audit Committee had six meetings during the fiscal year ended December 31, 2001. A copy of the Audit Committee's charter was attached to last year's Proxy Statement.

   The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2001 and discussed these financial statements with the Company's management. Management is responsible for the Company's financial reporting process including its system of internal control and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors, Deloitte & Touche LLP, are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and for issuing a report on the financial statements. The Audit Committee's responsibility is to monitor and review these processes. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) with Deloitte & Touche LLP.

   The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their independence and engage in a discussion of independence, which they did with the Audit Committee. The Audit Committee also considered whether the independent auditors' provision of other, non-audit related services to the Company is compatible with maintaining such auditors' independence.

   Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

   By the Audit Committee of the Board of Directors of American Tower
Corporation.

                                          AUDIT COMMITTEE
                                          Fred R. Lummis
                                          Arnold L. Chavkin
                                          Maggie Wilderotter

INDEPENDENT AUDITOR FEES AND OTHER MATTERS

   The fees paid to our independent auditors for the year ended December 31, 2001 were as follows:

  Audit Fees

   Deloitte & Touche LLP billed us an aggregate of approximately $1.1 million in fees (including expenses of approximately $74,000) for professional services rendered in connection with the audit of our financial statements for the year ended December 31, 2001 and the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2001.

  Financial Information Systems Design and Implementation Fees

   During the fiscal year ended December 31, 2001, Deloitte & Touche LLP did not perform or receive any fees for any professional services in connection with financial information systems design or implementation, the operation of our information system or the management of our local area network.

  All Other Fees

   Deloitte & Touche LLP billed us an aggregate of approximately $2.2 million in fees (including expenses of approximately $64,000) for all other services rendered to us and our affiliates for the fiscal year ended December 31, 2001. The all other fees can be subcategorized as follows:

      Attestation fees. The aggregate fees for attestation services rendered by Deloitte & Touche LLP for matters such as comfort letters and consents related to SEC and other registration statements, audits of employee benefit plans, and agreed upon procedures was approximately $0.8 million.

      Tax Fees. The aggregate fees for all tax services, such as consultation related to tax planning and compliance, rendered by Deloitte & Touche LLP in the 2001 fiscal year was approximately $1.4 million.

     COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

DIRECTOR COMPENSATION

   Our non-employee directors receive $2,500 for attending each board meeting, $1,000 for serving on each committee on which he or she serves, and $3,000 for serving on each committee on which he or she serves as chairperson. From time to time, we also grant our non-employee directors options to purchase shares of our Class A Common Stock. No stock was granted to our non-employee directors during the fiscal year ended December 31, 2001. In January of 2002, we granted each of Messrs. Chavkin and Lummis and Ms. Wilderotter an option to purchase 5,000 shares of Class A Common Stock at $5.91 per share. In March of 2002, we granted Ms. Reeve an option to purchase 25,000 shares of Class A Common Stock at $5.88 price per share. All of the options granted in 2002 to the non-employee directors are immediately exercisable for 100% of the underlying shares and expire at the end of ten years.

EXECUTIVE COMPENSATION

   The following table provides certain information concerning compensation earned by each of the Named Executive Officers for the fiscal years ended December 31, 2001, 2000 and 1999:

                          SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                          ANNUAL COMPENSATION         COMPENSATION
                                  ----------------------------------- ------------
                                                                       SECURITIES
                                                         OTHER ANNUAL  UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR SALARY(A)  BONUS  COMPENSATION   OPTIONS    COMPENSATION(B)
---------------------------       ---- --------- ------- ------------ ------------ ---------------
Steven B. Dodge (c).............. 2001 $220,180        -       -              -        $ 2,186
  Chairman of the Board           2000  229,757        -       -        300,000(d)         774
  and Chief Executive Officer     1999  412,363        -       -        300,000          6,736

James S. Eisenstein.............. 2001  302,975        -       -          5,000         11,250
  Executive Vice President--      2000  277,389        -       -        100,000          8,540
  Corporate Development           1999  263,263        -       -         50,000         11,130

Steven J. Moskowitz (e).......... 2001  285,267        -       -         10,000         11,915
  Executive Vice President--      2000  282,669  $50,000       -        100,000          8,940
  Tower Division                  1999  202,375        -       -         60,000            756

Bradley E. Singer (f)............ 2001  326,237        -       -              -         19,666
  Chief Financial Officer and     2000   68,960        -       -        300,000          2,044
  Treasurer

Douglas C. Wiest (g)............. 2001  352,975        -       -              -         45,249
  President, Galaxy Engineering   2000  302,354        -       -        125,000         83,135
  Services                        1999  318,001        -       -         60,000          8,400

--------
(a) Includes employer's 401(k) plan contributions.
(b) Includes group term life insurance, automobile expenses and parking expenses paid by employer and, in the case of Messrs. Singer and Wiest, imputed interest.
(c) Mr. Dodge served as Chairman of the Board, President and Chief Executive Officer through September 3, 2001. Mr. Dodge currently serves as Chairman of the Board and Chief Executive Officer.
(d) Mr. Dodge surrendered and forfeited for no consideration this option to purchase 300,000 shares of Class A Common Stock at an exercise price of $30.625 per share in 2001.
(e) Mr. Moskowitz served as our Executive Vice President--Marketing and Vice President and General Manager of Northeast Region in 2001. Mr. Moskowitz currently serves as Executive Vice President--Tower Division.

(f) Mr. Singer served as Executive Vice President--Finance and Vice President and General Manager of Southeast Region in 2001. Mr. Singer currently serves as Chief Financial Officer and Treasurer. Mr. Singer joined the company in September 2000 as Executive Vice President--Strategy.
(g) Mr. Wiest served as Chief Operating Officer until September 2001 at which time he became Executive Vice President--Tower Division. Mr. Wiest currently serves as President, Galaxy Engineering Services.

   James D. Taiclet, Jr. joined us as President and Chief Operating Officer on September 3, 2001 at an initial annual salary of $500,000.

OPTIONS GRANTED IN 2001

   The following table sets forth certain information relating to options granted in 2001 pursuant to our Stock Option Plan to the individuals named in the Summary Compensation Table above. In addition to the options set forth below, on November 7, 2001, we granted Mr. Taiclet a ten-year option to purchase 500,000 shares of Class A Common Stock at $5.98 per share. This option vests as to 25% of the shares on an annual basis over four years. The potential realizable value at assumed annual rates of stock price appreciation of 5% and 10% for the term of the option would be $1,880,395 and $4,765,290, respectively.

                       Option Grants in Last Fiscal Year

                                                                         Potential Realizable
                                                                           Value at Assumed
                                                                        Annual Rates of Stock
                                                                        Price Appreciation for
                                     Individual Grants                      Option Term(c)
                    --------------------------------------------------- ----------------------
                    Number of    Percent of
                    Securities Total Options
                    Underlying   Granted to
                     Options    Employees in  Exercise Price Expiration
Name                 Granted   Fiscal 2001(A)  Per Share(b)     Date        5%         10%
----                ---------- -------------- -------------- ----------  -------    --------
James S. Eisenstein    5,000        0.2%          $14.45       4/3/11   $45,438    $115,148
Steven J. Moskowitz   10,000        0.4%          $15.40       4/9/11   $96,850    $245,436

--------
(a) Based on options to purchase an aggregate of 2,482,100 shares granted to our employees and directors pursuant to our Stock Option Plan during the year ended December 31, 2001.
(b) The exercise price per share of each option was equal to the fair market value per share of the underlying stock as valued by the Board of Directors on the date of grant.
(c) The potential realizable value is calculated based on the term of option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent our prediction of stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

   The following table sets forth certain information regarding the unexercised options granted pursuant to our Stock Option Plan (or outstanding with respect to options granted under predecessor plans) to the individuals referred to in the Summary Compensation Table above. None of the Named Executive Officers exercised any options during 2001.

                 Aggregated Option Values in Last Fiscal Year
                       and Fiscal Year-end Option Values

                          Number of Securities
                         Underlying Unexercised   Value of Unexercised In-the-
                               Options at               Money Options at
                            December 31, 2001         December 31, 2001(A)
                        ------------------------- ----------------------------
   Name                 Exercisable Unexercisable Exercisable    Unexercisable
   ----                 ----------- ------------- -----------    -------------
   Steven B. Dodge.....  2,273,712    1,562,155   $2,306,453        $19,818
   James S. Eisenstein.    554,279      175,462   $1,901,270        $21,739
   Steven J. Moskowitz.    199,000      221,000            -              -
   Bradley E. Singer...     60,000      240,000            -              -
   Douglas C. Wiest....    274,251      275,750            -              -

--------
(a) Based on the closing price of the Class A Common Stock on the New York Stock Exchange on December 31, 2001 of $9.47 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Chase Bank, an entity related to JPMP, BHCA and JPSBIC, affiliates of Mr. Chavkin, has been and is a lender under our credit facilities. See "Certain Relationships and Related Transactions".

COMPENSATION COMMITTEE REPORT

   The Compensation Committee has the responsibility to review, recommend and approve our compensation policies and programs, including all compensation for the Chief Executive Officer and the other executive officers. The Compensation Committee consists entirely of directors who are both "non-employee" directors within the meaning of Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, and "outside" directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, and the regulations thereunder, so that grants of options under our Stock Option Plan to executive officers are exempt under Rule 16b-3 and eligible for the "performance-based" exception of Section 162(m) of the Internal Revenue Code. The Compensation Committee administers our Stock Option Plan and in exercise of that function determines what grants of stock options thereunder are to be made to the Chief Executive Officer and the other executive officers.

   The compensation policies adopted and implemented by the Compensation Committee, combining base salary and incentive compensation principally in the form of long-term stock options with a four- or five-year vesting schedule, are designed to achieve our business and growth strategies and goals. By placing a greater emphasis on the long-term incentive aspects of the overall compensation program, the Compensation Committee hopes that financial incentives will be provided to motivate those responsible for achieving those goals and, at the same time, align the interests of those persons with those of the stockholders. The purpose of our Stock Option Plan is to encourage key employees, directors and advisors who render services of special importance to us, and who have contributed or are expected to contribute materially to our success, to continue their association by providing favorable opportunities for them to participate in stock ownership and in future growth. Among the information that the Compensation Committee reviews in establishing both annual compensation and the option pool and option grants under our Stock Option Plan is information regarding those matters for our competitors, the industry and for publicly traded companies of comparable size.

   The Compensation Committee determined the salary levels of the executive officers, including the Chief Executive Officer, for 2001. With competitor and industry information by way of guidance, the Compensation Committee evaluated the individual performance of each executive officer, including his past or expected future contributions to our business and strategic goals, especially the efforts of each of them in connection with our revised strategic plan which focuses on operational performance and improvements, customer relationships, and sales and marketing activities. Finally, the Compensation Committee measured the individual performance of each executive officer in light of the performance of the company, including in comparison to our annual budget, with emphasis on the particular responsibilities of that officer. The Compensation Committee did not grant any stock options to Messrs. Dodge, Singer, and Wiest in 2001. Messrs. Eisenstein and Moskowitz were the only Named Executive Officers to whom options were granted in 2001. Messrs. Eisenstein and Moskowitz received options in April 2001 to purchase 5,000 and 10,000 shares, respectively, of Class A common Stock at $14.45 and $15.40 per share, respectively.

   The Compensation Committee determines the compensation of Mr. Dodge, as Chairman of the Board and Chief Executive Officer, based upon the same factors as those employed by it for executive officers generally. In addition, the Compensation Committee weighs Mr. Dodge's leadership, industry prominence, and our overall performance as important criteria upon which his compensation is based. Mr. Dodge voluntarily reduced his compensation for 2001, as he did in 2000, and also voluntarily surrendered options to purchase 300,000 shares of Class A Common Stock at $30.625 per share in order to expand the pool of options available to other key employees. The Compensation Committee believes that Mr. Dodge's 2001 compensation, as so reduced, was significantly below market rates given his historic and anticipated contributions and our operating performance in 2001.

   Section 162(m) of the Internal Revenue Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the chief executive officer or any of the four most highly compensated other executive officers. Qualified "performance-based" compensation within the meaning of Section 162(m) is an exception to this limitation. Although the Compensation Committee has not adopted any specific rules with respect to this issue, its general policy, subject to all then prevailing relevant circumstances, is to attempt to structure our option grants to maximize deductions for federal income tax purposes.

                                          COMPENSATION COMMITTEE
                                          Thomas H. Stoner, Chairman
                                          Arnold L. Chavkin
                                          Maggie Wilderotter

EMPLOYMENT AGREEMENTS AND SEVERANCE ARRANGEMENTS

   Mr. Wiest is the only Named Executive Officer with an employment agreement. Mr. Wiest's employment agreement provides for a lump sum cash payment of $350,000, or 1.5 times his salary, if Mr. Wiest's employment is terminated (except for cause) within five years of the date of the agreement (April 13, 1998).

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Chase Bank is a lender in our credit facilities and had a participation percentage ranging from 1.68% to 3.14% during 2001. Chase Bank is an affiliate of JPMP, BHCA and JPSBIC. BHCA and JPSBIC are stockholders of ours. Mr. Chavkin, one of our directors, is an Executive Partner of JPMP. The aggregate principal amount outstanding under those credit facilities was $1.4 billion as of December 31, 2001. Chase Bank's participation in our credit facilities at December 31, 2001 was 1.68%. Chase Bank's share of interest and fees earned from us pursuant to our various credit arrangements during 2001 was approximately $1.5 million.

   In March 2001, we purchased 78,432 shares of Class B common stock, par value $0.01 per share, of America Connect, a Delaware privately owned corporation, from JPSBIC, for 100,000 shares of our Class A Common Stock. We and a predecessor of JPSBIC had each invested in America Connect in January 2000, at which time we invested $5.0 million for 98,039 shares of Class B common stock of America Connect and JPSBIC's predecessor invested $4.0 million for its shares.

   In October 2001, we consummated the sale of 8.7% of our Mexican subsidiary, ATC Mexico Holding Corp. (ATC Mexico Holding), to J. Michael Gearon, Jr., an executive officer and director, for $8.4 million. Mr. Gearon paid $1.7 million in cash and delivered a 7% secured note due 2010 in the principal amount of $6.7 million. The note, which accrues interest and is payable quarterly, is secured with recourse only to shares of our Class A Common Stock owned by Mr. Gearon and his interest in ATC Mexico Holding. The purchase price represented the fair market value of an 8.7% interest in ATC Mexico Holding on the date of the sale as determined by an independent appraiser. Mr. Gearon may require us to purchase his interest in ATC Mexico Holding for its then fair market value any time after the soonest to occur of July 1, 2004, a "Change in Control" of us or ATC Mexico Holding, or Mr. Gearon's death or disability. We have the right to purchase Mr. Gearon's interest in ATC Mexico Holding for its then fair market value after the soonest to occur of July 1, 2005, Mr. Gearon's death or disability or on either a "Gearon Termination Event" or a "Forfeiture Event" as defined in the Agreement.

   James S. Eisenstein, our Executive Vice President--Corporate Development, received a $1.0 million demand loan from us in August 1998 and repaid approximately $686,000 in 1999. The loan was interest-free during this period. The balance of the loan was assigned to a third party in 2000 and was repaid in full during the year ended December 31, 2001.

   David J. Porte, our Executive Vice President--Technology and Strategy, received a $144,000 demand loan from us in October 2001, all of which was outstanding as of December 31, 2001. The loan bears interest one year after issue at the applicable federal rate determined by the Internal Revenue Service related to imputed interest.

   Bradley E. Singer, our Treasurer and Chief Financial Officer, received a $180,000 demand loan from us in 2001, all of which was outstanding as of December 31, 2001. The loan bears interest one year after issue at the applicable federal rate determined by the Internal Revenue Service related to imputed interest.

   Mr. Wiest, President, Galaxy Engineering Services, received a $700,000 demand loan from us in March 1999 and an additional advance in December 1999 of $100,000. As of December 31, 2001, the outstanding principal amount of the loan was $700,000. The loan bears interest one year after issue at the applicable federal rate determined by the Internal Revenue Service related to imputed interest.

   During the past three years, we retained several wholly-owned subsidiaries of Nordblom Co. Inc. to provide various real estate services to us in connection with our acquisition, financing, ownership and leasing of several properties. Services rendered by those companies included advice in connection with the acquisition and arranging mortgage financing of our principal executive office building in Boston and two other office buildings in which we have regional offices, the management of those buildings, and the leasing of certain of them. For two of the properties in which we retained Nordblom, we solicited bids from another nationally recognized real estate management company and, with respect to each service, accepted the lower proposal, including, in one instance, that of the other company. The other office building involved our purchase from an unaffiliated party of an 83% interest. The balance of the property was at the time and is now owned by affiliates of Nordblom and we accepted the existing agreements with the Nordblom companies and their affiliates, Nordic Properties, that had been negotiated by the prior owner who was an unaffiliated party and retained one of the Nordblom companies to arrange the mortgage financing. Earlier this year, we replaced the unaffiliated manager of an office building in which we have a regional office with Nordblom at a significantly lower fee. We can terminate our arrangements with the Nordblom companies on sixty days notice and with Nordic Properties sixty days prior to the annual renewal of the contract. We paid the Nordblom companies, including Nordic Properties, an affiliate of Nordblom, an aggregate of $772,000, $474,000 and $142,000 in 2001, 2000 and 1999, respectively. Two brothers of Mr. Dodge's wife own slightly more than three-quarters of Nordblom Co. Inc. and one of them owns slightly less than a majority of Nordic Properties; her father owns 1% of Nordblom Co. Inc. and 10% of Nordic Properties. Mr. Dodge's wife has no interest in Nordblom Co. Inc. or Nordic Properties, and Mr. Dodge was not involved in the negotiation of any of the arrangements. Based on competitive bids received for similar services, we believe that all of the arrangements with the Nordblom companies are on terms and conditions that are customary in the industry and at least as favorable to us as we could obtain from other recognized real estate management companies.

                               PERFORMANCE GRAPH

   The following graph compares the percentage change in the Class A Common Stock to (1) the cumulative total return of the Russell Midcap Index (Broad Market index), (2) the group of companies selected as our peers in the communications site industry at the current time (New Peer Group) and (3) the group of companies selected as our peers and contained in the performance graph in our proxy statement for 2001 (Old Peer Group). The graph assumes that $100 was invested in the Class A Common Stock and in each index or peer group on June 5, 1998. The Old Peer Group includes Crown Castle International, Spectrasite Holdings, Pinnacle Holdings, SBA Communications, and LCC International. Pinnacle Holdings and SBA Communications became public companies in 1999. The New Peer Group includes all of the members of the Old Peer Group, with the exception of LCC International. We deleted LCC International from our Peer Group this year because we no longer consider it to be a primary competitor in the operation and management of communications and broadcast towers, our core business.

   On February 27, 1998, the Class A Common Stock commenced trading on a "when issued" basis on the inter-dealer bulletin board of the over-the-counter market. Our Class A Common Stock commenced trading on the NYSE on June 5, 1998, the day after the ATC Separation. The following graph presents the trading information commencing on June 5, 1998 and does not present the trading information for such "when issued" market. The cumulative return assumes reinvestment of all dividends. The performance of our Class A Common Stock reflected below is not necessarily indicative of future performance.

   COMPARISON OF CUMULATIVE TOTAL RETURN BETWEEN AMERICAN TOWER CORPORATION,
                  RUSSELL MIDCAP INDEX, AND PEER GROUP INDEX




                                    [CHART]

           American      Russell Midcap       New Peer            Old Peer
         Tower Corp.         Index         Group (4 stocks)    Group (5 stocks)
Jun-98       100         100               100                 100
Dec-98       129         101               202                 118
Dec-99       134         120               292                 178
Dec-00       166         130               228                 138
Dec-01        41         122                77                  48


                                         CUMULATIVE TOTAL RETURNS
                           ----------------------------------------------------
                           6/5/1998 12/31/1998 12/31/1999 12/29/2000 12/31/2001
-                          -------- ---------- ---------- ---------- ----------
American Tower Corporation   100       129        134        166         41
Russell Midcap Index......   100       101        120        130        122
New Peer Group............   100       202        292        228         77
Old Peer Group............   100       118        178        138         48

                                  PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   Subject to ratification by the stockholders, the Board of Directors has selected the firm of Deloitte & Touche LLP as our independent auditors for the current year. Deloitte & Touche LLP has served as our independent auditors since our organization.

   Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

   If the stockholders do not ratify the selection of Deloitte & Touche LLP as our independent auditors, the Board of Directors will reconsider the selection of them.

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP TO SERVE AS OUR INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.

                            ADDITIONAL INFORMATION

OTHER MATTERS

   The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy or their substitutes acting hereunder, to vote, or otherwise act, in accordance with their best judgment on those matters.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. We reviewed copies of the forms received by us or written representation from certain reporting persons that they were not required to file a Form 5. Based solely on that review, we believe that, during the fiscal year ended December 31, 2001, our officers, directors and ten-percent stockholders complied with all Section 16(a) filing requirements applicable to them, except that Mr. Chavkin, one of our directors, omitted to report on a Form 5 for the fiscal year 1998 the grant on December 1, 1998 of a stock option to purchase 25,000 shares. Mr. Chavkin filed an amended Form 5 for 1998 in February 2002 to correct the omission. In addition, in March 2001, Mr. Chavkin filed an amended Form 4 for the month of January 2001 to correct an earlier filing that omitted to include 2,016 shares indirectly held by an affiliated entity and Mr. Chavkin reported late one transaction occurring in March 2001 by filing a Form 4 in August 2001.

PROPOSALS OF STOCKHOLDERS

   Pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, in order to be included in the proxy statement and form of proxy relating to our 2003 Annual Meeting, we must receive no later than December 4, 2002 any proposals of stockholders intended to be presented at the meeting. In addition, any proposals must comply with the other requirements of Rule 14a-8.

   If you wish to present a proposal before the 2003 Annual Meeting, but do not wish to have the proposal considered for inclusion in the proxy statement and proxy card, you must also give written notice to us at 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Secretary. If you fail to deliver that notice so that the Secretary receives it no later than February 17, 2003, then proxies designated by the Board of Directors will have discretionary authority to vote on any such proposal.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

   Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Director of Investor Relations (617-375-7500). If you wish to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

ANNUAL REPORT ON FORM 10-K

   PORTIONS OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, INCLUDING INFORMATION RELATING TO OUR EXECUTIVE OFFICERS, ARE INCORPORATED HEREIN BY REFERENCE. A COPY OF OUR FORM 10-K AS FILED WITH THE SEC, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST. PLEASE WRITE OR CALL OUR DIRECTOR OF INVESTOR RELATIONS AT THE FOLLOWING ADDRESS OR PHONE NUMBER: AMERICAN TOWER CORPORATION, 116 HUNTINGTON AVENUE, BOSTON, MASSACHUSETTS 02116 (617-375-7500).

                                          By Order of the Board of Directors,

                                          /s/ Steven Dodge
                                          Chairman of the Board and
                                          Chief Executive Officer

Boston, Massachusetts
April 2, 2002

                                                                      APPENDIX I

 PROXY                                                                    PROXY
CLASS A                                                                  CLASS A

                           AMERICAN TOWER CORPORATION
                              116 HUNTINGTON AVENUE
                           BOSTON, MASSACHUSETTS 02116

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints STEVEN B. DODGE, JAMES D. TAICLET, JR., BRADLEY E. SINGER AND W. ROBERT KELLEGREW, JR., and each of them, as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes a majority of them, or any one if only one be present, to represent and to vote, as designated below and on the reverse hereof, all the Class A Common Stock, $.01 par value per share, of American Tower Corporation held of record by the undersigned or with respect to which the undersigned is entitled to vote or act at the 2002 Annual Meeting of Stockholders to be held on May 16, 2002 or any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTIONS ARE MADE, THE PROXIES WILL VOTE FOR EACH OF THE MATTERS LISTED ON THE REVERSE SIDE OF THIS CARD AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

                                                      American Tower Corporation
                                                      P.O. Box 11178
                                                      New York, NY  10203-0178

                           AMERICAN TOWER CORPORATION

CLASS A                          VOTE BY INTERNET                        CLASS A
                         24 HOURS A DAY - 7 DAYS A WEEK
                            IT'S FAST AND CONVENIENT

                      INTERNET https://proxyvotenow.com/amt
   Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create an electronic ballot.

                                      MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.
If you have submitted your proxy by Internet there is no need for you to mail back your proxy.

                                  PROXY CLASS A

            ---------------------------------------------------------
                 CONTROL NUMBER FOR TELEPHONE OR INTERNET VOTING

                  VOTE BY INTERNET https://proxyvotenow.com/amt
            DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY INTERNET
--------------------------------------------------------------------------------

Mark, Sign, Date and Return the Proxy              Votes MUST be indicated
Card Promptly Using the Enclosed Envelope.         (x) in Black or Blue ink. /X/

               CLASS A     AMERICAN TOWER CORPORATION     CLASS A

1. ELECTION OF DIRECTORS - To elect seven (7) members to the Board of Directors of American Tower Corporation:

FOR ALL                         WITHHOLD AUTHORITY                            EXCEPTIONS*
nominees listed below /X/       to vote for all nominees listed below   /X/   as written below     /X/

Nominees:    01 - Steven B. Dodge, 02 - Arnold L. Chavkin, 03 - Alan L. Box,
             04 - Fred R. Lummis, 05 - J. Michael Gearon, Jr.,
             06 - Pamela D. A. Reeve and 07 - Maggie Wilderotter

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

                                                *EXCEPTIONS

                                               ---------------------------------

2. RATIFICATION OF INDEPENDENT AUDITORS - FOR /X/   AGAINST /X/    ABSTAIN /X/
Ratification of Deloitte & Touche LLP
as independent auditors for 2002.

TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

To change your address, please mark this box. /X/

Please vote on our website at https://proxyvotenow.com/amt or sign, date and return this proxy in the enclosed prepaid envelope. Please sign exactly as your name appears hereon when signing in a representative capacity, please give full title.

Date                       Share owner sign here              Co-owner sign here

-------------              ------------------------           ------------------

                                                                     APPENDIX II

 PROXY                                                                    PROXY
CLASS B                                                                  CLASS B

                           AMERICAN TOWER CORPORATION
                              116 HUNTINGTON AVENUE
                           BOSTON, MASSACHUSETTS 02116

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints STEVEN B. DODGE, JAMES D. TAICLET, JR., BRADLEY E. SINGER AND W. ROBERT KELLEGREW, JR., and each of them, as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes a majority of them, or any one if only one be present, to represent and to vote, as designated below and on the reverse hereof, all the Class B Common Stock, $.01 par value per share, of American Tower Corporation held of record by the undersigned or with respect to which the undersigned is entitled to vote or act at the 2002 Annual Meeting of Stockholders to be held on May 16, 2002 or any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTIONS ARE MADE, THE PROXIES WILL VOTE FOR EACH OF THE MATTERS LISTED ON THE REVERSE SIDE OF THIS CARD AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

                                                      American Tower Corporation
                                                      P.O. Box 11175
                                                      New York, NY  10203-0175

                           AMERICAN TOWER CORPORATION

CLASS B                          VOTE BY INTERNET                        CLASS B
                         24 HOURS A DAY - 7 DAYS A WEEK
                            IT'S FAST AND CONVENIENT

                      INTERNET https://proxyvotenow.com/amt
   Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create an electronic ballot.

                                      MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.
If you have submitted your proxy by Internet there is no need for you to mail back your proxy.

                                  PROXY CLASS B

            ---------------------------------------------------------
                 CONTROL NUMBER FOR TELEPHONE OR INTERNET VOTING

                  VOTE BY INTERNET https://proxyvotenow.com/amt
            DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY INTERNET
--------------------------------------------------------------------------------

Mark, Sign, Date and Return the Proxy              Votes MUST be indicated
Card Promptly Using the Enclosed Envelope.         (x) in Black or Blue ink. /X/

               CLASS B     AMERICAN TOWER CORPORATION     CLASS B

1. ELECTION OF DIRECTORS - To elect five (5) members to the Board of Directors of American Tower Corporation:

FOR ALL                         WITHHOLD AUTHORITY                            EXCEPTIONS*
nominees listed below /X/       to vote for all nominees listed below   /X/   as written below     /X/

Nominees:    01 - Steven B. Dodge, 02 - Arnold L. Chavkin, 03 - Alan L. Box,
             04 - J. Michael Gearon, Jr. and 05 - Pamela D. A. Reeve

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

                                                *EXCEPTIONS

                                               ---------------------------------

2. RATIFICATION OF INDEPENDENT AUDITORS - FOR /X/   AGAINST /X/    ABSTAIN /X/
Ratification of Deloitte & Touche LLP
as independent auditors for 2002.

TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

To change your address, please mark this box. /X/

Please vote on our website at https://proxyvotenow.com/amt or sign, date and return this proxy in the enclosed prepaid envelope. Please sign exactly as your name appears hereon when signing in a representative capacity, please give full title.

Date                       Share owner sign here              Co-owner sign here

-------------              ------------------------           ------------------